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                                             As filed pursuant to Rule 424(b)(3)
                                                under the Securities Act of 1933
                                                       Registration No. 33-87864

                      AIG SUNAMERICA LIFE ASSURANCE COMPANY

                            VARIABLE SEPARATE ACCOUNT

  SUPPLEMENT TO THE WM DIVERSIFIED STRATEGIES AND WM DIVERSIFIED STRATEGIES III
                                  PROSPECTUSES
                                DATED MAY 1, 2003

THE WM REIT FUND IS NOT CURRENTLY AVAILABLE FOR INVESTMENT. PLEASE CHECK WITH YOUR FINANCIAL REPRESENTATIVE OR THE ANNUITY SERVICE CENTER FOR THE VARIABLE PORTFOLIO'S AVAILABILITY DATE.

THE FOLLOWING REPLACES THE FOOTNOTE TO THE WM REIT FUND IN THE INVESTMENT OPTIONS SECTION OF THE PROSPECTUS:

      *This Variable Portfolio is not currently available for investment. Please check with your financial representative or the Annuity Service Center for the Variable Portfolio's availability date.

Date: May 30, 2003

               Please keep this Supplement with your Prospectus.